UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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United Therapeutics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED THERAPEUTICS CORPORATION

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED APRIL 29, 2021

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 25, 2021

This supplement (the “Supplement”) supplements the Notice of Annual Meeting of Shareholders and Proxy Statement of United Therapeutics Corporation (the “Company”), dated April 29, 2021 (the “Proxy Statement”), provided to shareholders in connection with the Company’s 2021 Annual Meeting of Shareholders to be held on June 25, 2021. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about June 17, 2021.

This Supplement supplements the disclosure in the Proxy Statement relating to “Proposal 3 – Approval of the Amendment and Restatement of the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan” to include the following two sentences: Abstentions have the same effect as an “against” vote. Broker non-votes, if any, have no impact on the vote.

All information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.